Exhibit 99.1

Blucora Reports Fourth Quarter and Full Year 2014 Results
BELLEVUE, Wash., February 12, 2015 (Marketwired) — Blucora, Inc. (NASDAQ: BCOR) today announced financial results for the fourth quarter and full year ended December 31, 2014.

"Our results in the fourth quarter were consistent with our expectations and reflect focused execution and responses at our business units," said Bill Ruckelshaus, President and Chief Executive Officer of Blucora. "We have the leadership and operating plans in place to deliver improved performance in 2015. Our medium-term objectives are unchanged: profitable growth, continued diversification, and financial discipline."
Summary Financial Performance: Q4 and Full Year 2014
($ in millions except per share amounts)

	Q4		Q4		Full Year		Full Year
	2014		2013	Change	2014		2013	Change
Revenues	$108.1		$167.3	(35)%	$580.7		$574.0	1%
Search and Content	$65.3		$125.6	(48)%	$326.3		$428.5	(24)%
Tax Preparation	$2.5		$2.0	23%	$103.7		$91.2	14%
E-Commerce	$40.3		$39.7	2%	$150.7		$54.3	178%
Adjusted EBITDA	$5.6		$22.6	(75)%	$102.9		$114.2	(10)%
Non-GAAP Net Income	$2.0		$18.1	(89)%	$82.4		$97.7	(16)%
Non-GAAP Diluted EPS	$0.05		$0.40	(88)%	$1.92		$2.25	(15)%
GAAP Net Income (Loss)	$(68.0)	(1)	$(1.1)	5,899%	$(35.5)	(1)	$24.4	(246)%
GAAP Diluted Income (Loss) Per Share	$(1.67)	(1)	$(0.03)	5,467%	$(0.86)	(1)	$0.56	(254)%
See reconciliation of non-GAAP to GAAP measures in table below.
(1) Amount includes a $62.8 million non-cash impairment of goodwill and intangible assets, related to our E-Commerce segment.
Segment Information
Tax Preparation
Tax Preparation segment loss for the fourth quarter of 2014 was $3.1 million, which is consistent with the seasonality of the business. Tax Preparation segment income for the full year 2014 was $49.7 million.
E-Commerce
E-Commerce segment income for the fourth quarter and full year 2014 were $2.9 million, or 7 percent of segment revenue, and $12.0 million, or 8 percent of segment revenue, respectively. The fourth quarter financial results for the E-Commerce segment were negatively impacted by the West Coast port slowdowns, which have persisted into the first quarter of 2015.
Search and Content
Search and Content segment income for the fourth quarter and full year 2014 were $9.8 million and $55.8 million, respectively.
Corporate Operating Expenses
Unallocated corporate operating expenses for the fourth quarter and full year 2014 were $4.0 million and $14.6 million, respectively.
Other
Blucora ended 2014 with cash, cash equivalents, and short-term investments of $301.3 million and net cash of $6.1 million (net of outstanding debt principal).

For the full year 2014, the Company repurchased 2.3 million shares for approximately $38.6 million. The Company has approximately $36.5 million authorized under the current plan.
First Quarter Outlook
For the first quarter of 2015, the Company expects revenues to be between $168.0 million and $179.0 million, Adjusted EBITDA to be between $45.0 million and $49.0 million, Non-GAAP Net Income to be between $35.9 million and $39.6 million, or $0.85 to $0.94 per diluted share, and GAAP Net Income to be between $18.2 million and $20.9 million, or $0.43 to $0.50 per share.
This guidance contemplates the estimated impact caused by the West Coast port slowdowns. This situation is fluid and, therefore, results may differ from expectations.
Conference Call and Webcast
A conference call and live webcast will be held today at 2 p.m. Pacific Time / 5 p.m. Eastern Time during which the Company will further discuss fourth quarter and full year results, its outlook for the first quarter of 2015, Tax Preparation segment guidance for the first half of 2015, and other business matters. The live webcast and supplemental materials are included in a current report on form 8-K filed today and can be accessed in the Investor Relations section of the Blucora corporate website at http://www.blucora.com. A replay of the call will also be available on our website.
About Blucora®
Blucora, Inc. (NASDAQ: BCOR) operates a diverse group of Internet businesses. Its mission is to deliver long-term value to its customers, partners and shareholders through financial discipline, operational expertise, and technology innovation. Named one of Fortune® Magazine’s 100 Fastest-Growing Companies for the past two years, Blucora’s online businesses reach millions of users worldwide every day. Blucora is headquartered in Bellevue, Washington. For more information, please visit www.Blucora.com. Follow and subscribe to Blucora on Twitter, LinkedIn, and YouTube.
Source: Blucora
Blucora Contact:
Stacy Ybarra, 425-709-8127
stacy.ybarra@blucora.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the availability of products to sell; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; the ability to successfully integrate acquired businesses; future acquisitions; the successful execution of the Company’s strategic initiatives, technology enhancements, operating plans, and marketing strategies; and the condition of our cash investments. A more detailed description of these and certain other factors that could affect actual results is included in Blucora, Inc.’s most recent Quarterly Report on Form 10-Q and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Blucora, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three months ended December 31,		Years ended December 31,
	2014	2013	2014	2013
Revenues:
Services revenue	$67,790	$127,667	$429,989	$519,677
Product revenue, net	40,323	39,673	150,731	54,303
Total revenues	108,113	167,340	580,720	573,980
Operating expenses:
Cost of revenues:
Services cost of revenue (1)	40,873	83,005	218,153	302,279
Product cost of revenue	28,573	27,559	102,344	38,181
Total cost of revenues (2)	69,446	110,564	320,497	340,460
Engineering and technology (2)	5,748	3,731	20,670	11,682
Sales and marketing (2)	21,849	27,273	118,124	98,682
General and administrative (2)	10,568	8,485	39,120	29,847
Depreciation	1,074	1,001	4,352	2,739
Amortization of intangible assets	6,118	5,600	23,581	16,121
Impairment of goodwill and intangible assets	62,817	—	62,817	—
Total operating expenses	177,620	156,654	589,161	499,531
Operating income (loss)	(69,507)	10,686	(8,441)	74,449
Other loss, net (3)	(3,765)	(9,196)	(14,766)	(29,623)
Income (loss) before income taxes	(73,272)	1,490	(23,207)	44,826
Income tax benefit (expense)	5,239	(2,624)	(12,340)	(20,427)
Net income (loss)	$(68,033)	$(1,134)	$(35,547)	$24,399
Net income (loss) per share:
Basic	$(1.67)	$(0.03)	$(0.86)	$0.59
Diluted	$(1.67)	$(0.03)	$(0.86)	$0.56
Weighted average shares outstanding:
Basic	40,820	41,566	41,396	41,201
Diluted	40,820	41,566	41,396	43,480
(1) Includes amortization of acquired intangible assets of $1.9 million for the three months ended December 31, 2014 and 2013 and $7.5 million and $7.7 million for the years ended December 31, 2014 and 2013, respectively.
(2) Stock-based compensation expense was allocated among the following captions (in thousands):

	Three months ended December 31,		Years ended December 31,
	2014	2013	2014	2013
Cost of revenues	$104	$121	$477	$662
Engineering and technology	257	409	1,569	1,351
Sales and marketing	332	683	2,047	2,335
General and administrative	2,217	1,824	7,791	7,179
Total stock-based compensation expense	$2,910	$3,037	$11,884	$11,527
(3) Other loss, net was allocated among the following captions (in thousands):

	Three months ended December 31,		Years ended December 31,
	2014	2013	2014	2013
Interest income	$(85)	$(94)	$(352)	$(300)
Interest expense	2,717	2,756	11,202	9,463
Amortization of debt issuance costs	290	267	1,143	1,108
Accretion of debt discounts	938	866	3,691	2,838
Loss on debt extinguishment and modification expense	—	—	—	1,593
Loss on derivative instrument	—	5,721	—	11,652
Impairment of equity investment in privately-held company	—	—	—	3,711
Decrease in pre-acquisition liability	—	—	(665)	—
Decrease in fair value of earn-out contingent liability	(15)	(300)	(15)	(300)
Other	(80)	(20)	(238)	(142)
Other loss, net	$3,765	$9,196	$14,766	$29,623

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$46,444	$130,225
Available-for-sale investments	254,854	203,480
Accounts receivable, net	30,988	48,081
Other receivables	3,295	8,292
Inventories	29,246	28,826
Prepaid expenses and other current assets, net	13,477	9,774
Total current assets	378,304	428,678
Property and equipment, net	15,942	16,108
Goodwill, net	304,658	348,957
Other intangible assets, net	168,919	178,064
Other long-term assets	4,891	6,223
Total assets	$872,714	$978,030
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,755	$61,268
Accrued expenses and other current liabilities	21,505	31,109
Deferred revenue	7,884	7,510
Short-term portion of long-term debt, net	7,914	7,903
Convertible senior notes, net (1)	—	181,583
Total current liabilities	75,058	289,373
Long-term liabilities:
Long-term debt, net	85,835	113,193
Convertible senior notes, net (1)	185,177	—
Deferred tax liability, net	42,963	56,861
Deferred revenue	1,915	1,814
Other long-term liabilities	2,741	2,719
Total long-term liabilities	318,631	174,587
Total liabilities	393,689	463,960

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,467,658	1,466,043
Accumulated deficit	(987,524)	(951,977)
Accumulated other comprehensive loss	(1,113)	—
Total stockholders’ equity	479,025	514,070
Total liabilities and stockholders’ equity	$872,714	$978,030
(1) The convertibility of the Notes is determined at the end of each reporting period. If the Notes are determined to be convertible, they remain convertible until the end of the subsequent quarter and are classified in “Current liabilities”; otherwise, they are classified in “Long-term liabilities.” Depending upon the price of our common stock or the trading price of the Notes within the reporting period, the Notes could be convertible during one reporting period but not convertible during a comparable reporting period.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Years ended December 31,
	2014	2013
Operating Activities:
Net income (loss)	$(35,547)	$24,399
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	11,884	11,527
Depreciation and amortization of intangible assets	36,675	28,265
Impairment of goodwill and intangible assets	62,817	—
Excess tax benefits from stock-based award activity	(23,284)	(29,400)
Deferred income taxes	(13,667)	(10,849)
Amortization of premium on investments, net	3,772	3,007
Amortization of debt issuance costs	1,143	1,108
Accretion of debt discounts	3,691	2,838
Loss on debt extinguishment and modification expense	—	1,593
Loss on derivative instrument	—	11,652
Impairment loss on equity investment in privately-held company	—	3,711
Earn-out contingent liability adjustments	(15)	(300)
Other	128	767
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	17,001	(9,911)
Other receivables	4,983	1,741
Inventories	(420)	(1,349)
Prepaid expenses and other current assets	(4,125)	2,511
Other long-term assets	116	256
Accounts payable	(23,513)	12,275
Deferred revenue	475	3,527
Accrued expenses and other current and long-term liabilities	13,620	37,688
Net cash provided by operating activities	55,734	95,056
Investing Activities:
Business acquisitions, net of cash acquired	(44,927)	(184,982)
Equity investment in privately-held company	—	(4,000)
Purchases of property and equipment	(5,213)	(4,747)
Change in restricted cash	—	2,491
Proceeds from sales of investments	28,705	25,812
Proceeds from maturities of investments	255,994	213,616
Purchases of investments	(336,495)	(351,883)
Net cash used by investing activities	(101,936)	(303,693)
Financing Activities:
Proceeds from issuance of convertible notes, net of debt issuance costs of $6,432	—	194,818
Proceeds from credit facilities	36,556	55,294
Repayment of credit facilities	(64,000)	(10,000)
Debt issuance costs on credit facility	—	(28)
Stock repurchases	(38,650)	(10,006)
Excess tax benefits from stock-based award activity	23,284	29,400
Proceeds from stock option exercises	6,730	2,826
Proceeds from issuance of stock through employee stock purchase plan	1,376	1,065
Proceeds from issuance of stock upon warrant exercise	—	9,620
Tax payments from shares withheld upon vesting of restricted stock units	(2,875)	(2,405)
Net cash provided (used) by financing activities	(37,579)	270,584
Net increase (decrease) in cash and cash equivalents	(83,781)	61,947
Cash and cash equivalents, beginning of period	130,225	68,278
Cash and cash equivalents, end of period	$46,444	$130,225

Blucora, Inc.
Preliminary Segment Information
(Unaudited)
(Amounts in thousands)

	Three months ended December 31,		Years ended December 31,
	2014	2013	2014	2013
Revenues:
Search and Content	$65,271	$125,624	$326,270	$428,464
Tax Preparation	2,519	2,043	103,719	91,213
E-Commerce	40,323	39,673	150,731	54,303
Total revenues	108,113	167,340	580,720	573,980
Operating income (loss):
Search and Content	9,841	25,003	55,812	82,504
Tax Preparation	(3,058)	(3,018)	49,696	40,599
E-Commerce	2,851	4,061	12,043	4,967
Corporate-level activity (1)	(79,141)	(15,360)	(125,992)	(53,621)
Total operating income (loss)	(69,507)	10,686	(8,441)	74,449
Other loss, net	(3,765)	(9,196)	(14,766)	(29,623)
Income tax benefit (expense)	5,239	(2,624)	(12,340)	(20,427)
Net income (loss)	$(68,033)	$(1,134)	$(35,547)	$24,399
(1) Corporate-level activity included the following (in thousands):

	Three months ended December 31,		Years ended December 31,
	2014	2013	2014	2013
Operating expenses	$4,037	$3,471	$14,616	$13,829
Stock-based compensation	2,910	3,037	11,884	11,527
Depreciation	1,387	1,357	5,581	4,476
Amortization of intangible assets	7,990	7,495	31,094	23,789
Impairment of goodwill and intangible assets	62,817	—	62,817	—
Total corporate-level activity	$79,141	$15,360	$125,992	$53,621

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited)
(Amounts in thousands)

	Three months ended December 31,		Years ended December 31,
	2014	2013	2014	2013
Net income (loss) (2)	$(68,033)	$(1,134)	$(35,547)	$24,399
Stock-based compensation	2,910	3,037	11,884	11,527
Depreciation and amortization of intangible assets	9,377	8,852	36,675	28,265
Impairment of goodwill and intangible assets	62,817	—	62,817	—
Other loss, net (3)	3,765	9,196	14,766	29,623
Income tax (benefit) expense	(5,239)	2,624	12,340	20,427
Adjusted EBITDA	$5,597	$22,575	$102,935	$114,241

Preliminary Non-GAAP Net Income Reconciliation (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended December 31,		Years ended December 31,
	2014	2013	2014	2013
Net income (loss) (2)	$(68,033)	$(1,134)	$(35,547)	$24,399
Stock-based compensation	2,910	3,037	11,884	11,527
Amortization of acquired intangible assets	7,990	7,495	31,094	23,789
Impairment of goodwill and intangible assets	62,817	—	62,817	—
Accretion of debt discount on Convertible Senior Notes	923	858	3,594	2,674
Loss on debt extinguishment and modification expense	—	—	—	1,593
Loss on derivative instrument	—	5,721	—	11,652
Impairment of equity investment in privately-held company	—	—	—	3,711
Decrease in non-cash pre-acquisition liability	—	—	(665)	—
Cash tax impact of adjustments to GAAP net income	(3)	(8)	(298)	(189)
Non-cash income tax (benefit) expense (1)	(4,635)	2,126	9,545	18,538
Non-GAAP net income	$1,969	$18,095	$82,424	$97,694

Per diluted share:
Net income (loss)	$(1.62)	$(0.03)	$(0.83)	$0.56
Stock-based compensation	0.07	0.07	0.28	0.26
Amortization of acquired intangible assets	0.19	0.16	0.73	0.55
Impairment of goodwill and intangible assets	1.50	—	1.46	—
Accretion of debt discount on Convertible Senior Notes	0.02	0.02	0.08	0.06
Loss on debt extinguishment and modification expense	—	—	—	0.03
Loss on derivative instrument	—	0.13	—	0.27
Impairment of equity investment in privately-held company	—	—	—	0.09
Decrease in non-cash pre-acquisition liability	—	—	(0.01)	—
Cash tax impact of adjustments to GAAP net income	(0.00)	(0.00)	(0.01)	(0.00)
Non-cash income tax (benefit) expense	(0.11)	0.05	0.22	0.43
Non-GAAP net income per share	$0.05	$0.40	$1.92	$2.25
Weighted average shares outstanding used in computing diluted non-GAAP net income per share and its components, including the "Net income (loss)" component	41,875	45,716	42,946	43,480

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending
	March 31, 2015
Net income	$18,200	$20,900
Stock-based compensation	3,200	2,900
Depreciation and amortization of intangible assets	9,500	9,500
Other loss, net (3)	4,100	4,100
Income tax expense	10,000	11,600
Adjusted EBITDA	$45,000	$49,000

Preliminary Non-GAAP Net Income Reconciliation for Forward-Looking Guidance
(Amounts in thousands)

	Ranges for the three months ending
	March 31, 2015
Net income	$18,200	$20,900
Stock-based compensation	3,200	2,900
Amortization of acquired intangible assets	8,000	8,000
Accretion of debt discount on Convertible Senior Notes	300	300
Non-cash income tax expense	6,200	7,500
Non-GAAP net income	$35,900	$39,600

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures:

(1) We define Adjusted EBITDA differently for this report than we have defined it in the past, due to the impairment of goodwill and intangible assets recorded in the fourth quarter of 2014. We define Adjusted EBITDA as net income, determined in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), excluding the effects of income taxes, depreciation, amortization of intangible assets, impairment of goodwill and intangible assets, stock-based compensation, and other loss, net (as described in note (3) below).

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income differently for this report than we have defined it in the past, due to the impairment of goodwill and intangible assets recorded in the fourth quarter of 2014 and adjustments recorded in other loss, net that resulted from finalizing Monoprice's 2013 federal and state tax returns in the third quarter of 2014. For this report, we define non-GAAP net income as net income, determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, impairment of goodwill and intangible assets, accretion of debt discount on the Convertible Senior Notes, loss on debt extinguishment and modification expense, loss on derivative instrument, other-than-temporary impairment loss on equity investments, changes in non-cash pre-acquisition liabilities, and the related cash tax impact of those adjustments, and non-cash income taxes. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which consist primarily of U.S. federal net operating losses. The majority of these deferred tax assets will expire, if unutilized, between 2020 and 2024.

We believe that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income. Other companies may calculate non-GAAP net income differently, and, therefore, our non-GAAP net income may not be comparable to similarly titled measures of other companies.

(2) As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).

(3) Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, loss on debt extinguishment and modification expense, loss on derivative instrument, other-than-temporary impairment loss on equity investments, and adjustments to contingent liabilities related to business combinations.